UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        American Church Mortgage Company

             (Exact name of registrant as specified in its charter)

      Minnesota                                     41-1793975

(State of incorporation or organization)  (I.R.S. Employer Identification No.)

 10237 Yellow Circle Drive, Minnetonka, MN         55343
 ------------------------------------------        -----

(Address of principal executive Offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                        Name of each exchange on which
 to be so registered                        each class is to be registered

      N/A                                                N/A



If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box./ /

This form  relates to the  registration  of a class of  securities  pursuant  to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x /

Securities Act registration statement file number to which this form relates:




Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value

                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The authorized capital stock of the Company consists of 50,000,000 undesignated shares, of which the Company's Board of Directors has established that 30,000,000 shares are Common Stock, par value of $0.01 per share (the "Authorized Shares"). Pursuant to the Company's Articles of Incorporation, the Company's Board of Directors has the authority to divide the balance of the authorized capital stock into classes and series with relative rights and preferences and at such par value as the Board of Directors may establish from time to time. Each Authorized Share is entitled to participate equally in dividends when and as declared by the directors and in the distribution of assets of the Company upon liquidation. Each Authorized Share is entitled to one vote and will be fully paid and nonassessable by the Company upon issuance and payment therefor. Each Authorized Share has no preference, conversion, exchange, preemptive or cumulative voting rights. There are no cumulative voting rights in electing directors.

         The Company's Articles of Incorporation prohibit any person or group of persons from holding, directly or indirectly, ownership of a number of Shares in excess of 9.8% of the outstanding capital stock. Shares owned by a person or group of persons in excess of such amounts are referred to in the Articles of Incorporation and herein as "Excess Shares." For this purpose, Shares shall be deemed to be owned by a person if they are constructively owned by such person under the provisions of Section 544 of the Internal Revenue Code (the "Code") (as modified by Section 856(h) of the Code) or are beneficially owned by such person under the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the term "group" has the same meaning as that term has for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, Shares owned or deemed to be owned by a person who individually owns less than 9.8% of the outstanding capital stock may nevertheless be Excess Shares if such person is a member of a group which owns more than 9.8% of the outstanding capital stock.

         The Company's Articles of Incorporation also provide that in the event any person acquires Excess Shares, such Excess Shares may be redeemed by the Company, at the discretion of the Board of Directors. Except as set forth below, the redemption price for such Excess Shares shall be the closing price as reported on the NASDAQ System on the last business day prior to the redemption date or, if the shares are listed on an exchange, the closing price on the last business day prior to the redemption date or, if neither listed on an exchange nor quoted on the NASDAQ System, the net asset value of the Excess Shares as determined in good faith by the Board of Directors. In no event, however, may the purchase price of the Shares redeemed be greater than their net asset value as determined by the Board of Directors in good faith. To redeem Excess Shares, the Board of Directors must give a notice of redemption to the holder of such Excess Shares not less than 30 days prior to the date fixed by the Board of Directors for redemption. The redemption price for such Excess Shares shall be paid on the redemption date fixed by the Board of Directors and included in such notice. From and after the date fixed for redemption of the Excess Shares, such shares shall cease to be entitled to any distribution and other benefits, except only the right to payment of the redemption price for such Shares.

         Under the Company's Articles of Incorporation, any transfer of Shares that would result in the disqualification of the Company as a real estate investment trust under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer the Shares to a person if, as a result of the transfer, that person would own Excess Shares. Prior to any transfer or transaction which, if consummated, would cause a shareholder to own Excess Shares, and in any event upon demand by the Board of Directors, a Shareholder is required to file with the Company an affidavit setting forth, as to that Shareholder, the information required to be reported in returns filed by Shareholders under the Treasury Regulation Section 1.857-9 and in reports filed under Sections 13(d) and 16(b) of the Exchange Act. Additionally, each proposed transferee of Shares, upon demand of the Board of Directors, also may be required to file a statement or affidavit with the Company setting forth the number of Shares already owned by the transferee and any related persons. The transfer or sale of Shares also are subject to compliance with applicable state "Blue Sky" laws.

Item 2.  Exhibits.

List below all exhibits filed as a part of the registration statement:

 Exhibit 3.1                    Amended and Restated Articles of Incorporation
 -----------

 Exhibit 3.2                    Amended and Restated Bylaws
 -----------
 Exhibit 4.1                    Specimen Common Stock Certificate
 -----------

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)               American Church Mortgage Company


Date     April 30, 1999


By       /s/ David Reinhart

         David Reinhart, President

                                  EXHIBIT INDEX


Exhibit No.                  Description                                 Page

  3.1                       Amended and Restated Articles                 5
                                            of Incorporation

  3.2                       Amended and Restated Bylaws                  11

  4.1                       Specimen Common Stock                        38
                                            Certificate

                                   EXHIBIT 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        AMERICAN CHURCH MORTGAGE COMPANY


         The Undersigned, being the Secretary of American Church Mortgage Company, a Minnesota corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, known as the Minnesota Business Corporation Act, does hereby certify that, pursuant to Minutes of Action taken in accordance with
Section 302A.441 and Section 302A.135 of the Minnesota Business Corporation Act, effective as of May 19, 1995, the following resolution was adopted by affirmative vote of all of the corporation's shareholders, and that the following amends the Articles of Incorporation of the corporation that were recorded with the Secretary of State in and for the State of Minnesota on May 27, 1994, as Document No. 6366, et seq, Corporate Charter 8G-616, in their entirety and supersedes and takes the place of the original Articles of Incorporation and all amendments thereto.

         RESOLVED, that the Articles of Incorporation of American Church Mortgage Company be, and the same hereby are, restated, and the following Restated Articles of Incorporation take the place and supersede the existing
Articles of Incorporation and all amendments thereto, pursuant to Section 302A.135, Subd. 4, of the Minnesota Business Corporation Act, to read as follows:

                                   ARTICLE 1.
                                      NAME

         The name of the corporation is American Church Mortgage Company.

                                   ARTICLE 2.
                                REGISTERED OFFICE

         The address of the registered office of the corporation in Minnesota is 10237 Yellow Circle Drive, Minneapolis, Minnesota 55343.

                                   ARTICLE 3.
                                AUTHORIZED SHARES

         The aggregate number of shares that the corporation has authority to issue is 50,000,000, which shall be dividable into the classes and series with the relative rights and preferences and at such par value as established by the Board of Directors from time to time.

                                   ARTICLE 4.
                                  INCORPORATOR

         The name and address of the incorporator, who is a natural person of full age, is as follows:

                           David G. Reinhart, Esquire
                            10237 Yellow Circle Drive
                          Minneapolis, Minnesota 55343

                                   ARTICLE 5.
                              NO CUMULATIVE VOTING

         There shall be no cumulative voting by the shareholders of the corporation.

                                   ARTICLE 6.
                              NO PREEMPTIVE RIGHTS

         The shareholders of the corporation shall not have preemptive rights.

                                   ARTICLE 7.
                EXCULPATION AND INDEMNIFICATION AND OTHER MATTERS

         Section 1. Subject to any limitations contained herein, the corporation shall indemnify and hold harmless the Directors, Advisors or Affiliates who are performing services on behalf of the corporation and acting within the scope of the Director's authority against any and all losses or liabilities reasonably incurred by them in connection with or by reason of any act performed or omitted to be performed by them and that (i) the Directors, Advisors or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the corporation, (ii) such liability or loss was not the result of: (a) negligence or misconduct by the Directors, excluding the Independent Directors, Advisors or Affiliates, or (b) gross negligence or willful misconduct by the Independent Trustees, and (iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the corporation and not from the Shareholders.

         The corporation shall not indemnify any Person, including any person acting as a broker-dealer, for any liability imposed by the judgment, and costs associated therewith, including attorney's fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of Shares. Notwithstanding anything to the contrary in the preceding paragraph, however, the corporation may indemnify a Director, Advisor or Affiliate for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws provided one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (c) a court of competent jurisdiction approves a settlement or the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the corporation's Shares were offered and sold as to indemnification for violations of securities laws.

         Section  2. The  indemnification  provided  by the  provisions  of this
Article 7 shall continue for the period of time of service or for any matter arising out of the term of service as to an indemnified party and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 3. The corporation shall not pay for any insurance covering liability of the indemnified party for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the corporation from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming an indemnified party or a party potentially entitled to indemnification hereunder as an additional insured party thereunder. Nothing contained herein shall constitute a waiver by any person entitled to indemnification of any right which he or she may have against any party under federal or state securities laws.

         Section 4. The corporation may not advance funds to a Director, Advisor or Affiliate for legal expenses and other costs incurred as a result of a legal action for which indemnification is being sought unless all of the following conditions are satisfied: (1) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the corporation;
(2) The legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (3) The Directors, Advisors or Affiliates undertake to repay the advanced funds to the corporation, together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisors or Affiliates are found not to be entitled to indemnification.

                                   ARTICLE 8.
                        RESTRICTION ON TRANSFER OF SHARES
                  ACQUISITION RESTRICTION AND REDEMPTION RIGHT

         Section 1. Whenever it is deemed by the Board of Directors to be prudent in protecting the tax status of the corporation, the Board of Directors may require to be filed with the corporation a statement or affidavit from each proposed transferee of shares of capital stock of the corporation setting forth the number of such shares already owned by the transferee and any related person(s) specified in the form prescribed by the Board of Directors for that purpose. Any contract for the sale or other transfer of shares of capital stock of the corporation shall be subject to this provision.

         Section 2. Prior to any transfer or transaction which would cause a shareholder to own, directly or indirectly, shares in excess of the "Limit" as defined in Section 4 of this Article 8, and in any event upon demand of the Board of Directors, such shareholder shall file with the corporation an affidavit setting forth the number of shares of capital stock of the corporation
(A) owned directly and (B) owned indirectly (for purposes of this Section, shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and/or would be considered to own such shares by reason of the attribution rules in Section 544 of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code") or the regulations issued thereunder, by the person filing the affidavit. The affidavit to be filed with the corporation shall set forth all information required to be reported in returns filed by stockholders under Treasury Regulation ss. 1.857-9 issued under the Code or similar provisions of any successor regulation and in reports to be filed under Section 13(d) of the Exchange Act. The affidavit, or an amendment thereto, shall be filed with the corporation within 10 days after demand therefor and at least 15 days prior to any transfer or transaction, which, if consummated, would cause the filing person to hold a number of shares of capital stock of the corporation in excess of the "Limit," as defined in Section 4 of this Article 8. The Board of Directors shall have the right, but shall not be required, to refuse to transfer any shares of capital stock of the corporation purportedly transferred other than in compliance with the provisions of this Section.

         Section  3.  Any   acquisition  of  shares  of  capital  stock  of  the
corporation that could or would result in the disqualification of the corporation as a real estate investment trust under the Code shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed, at the option of the corporation, to have acted as Agent on behalf of the corporation in acquiring such shares and to hold such shares on behalf of the corporation.

         Section 4. Notwithstanding any other provision hereof to the contrary and subject to the provisions of Section 5 of this Article 8, no person or persons acting as a group shall at any time directly or indirectly own in the aggregate more than 9.8% of the outstanding shares of capital stock of the corporation (the "Limit"). Shares which but for this Article 8 would be owned by a person or persons acting as a group and would, at any time, be in excess of the Limit shall be deemed "Excess Shares." For the purposes of determining ownership of Excess Shares, "ownership" of shares shall be deemed to include shares constructively owned by a person under the provisions of Section 544 of the Code and also shall include shares beneficially owned under the provisions of Rule 13d-3 promulgated under the Exchange Act. For purposes of determining persons acting as a group, "group" shall have the same meaning as such term has for purposes of Section 13(d)(3) of the Exchange Act. All shares of capital stock of the corporation which any person or persons acting as a group have the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into such shares, if any, shall be considered outstanding for purposes of determining the applicable Limit if such inclusion will cause such person or persons acting as a group to own more than the Limit. The Board of Directors shall have the right, but shall not be required, to refuse to transfer shares of capital stock of the corporation if, as a result of the proposed transfer, any person or persons acting as a group would hold or be deemed to hold Excess Shares.

     Section 5. The Limit set forth in Section 4 of this Article 8 shall not apply to the acquisition of shares of capital stock of the corporation by an underwriter in a public offering of such shares or in any transaction involving the issuance of shares of capital stock by the corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will timely distribute such shares to or among others such that, following such distribution, none of such shares will be deemed to be Excess Shares. The Board
                                      - 8 -
of Directors in its discretion may exempt from the Limit and from the filing requirements of Section 2 of this Article 8 ownership or transfers of certain designated shares of capital stock of the corporation while owned by or transferred to a person who has provided the Board of Directors with evidence and assurance acceptable to the Board of Directors that the qualification of the corporation as a real estate investment trust under the Code and the regulations issued under the Code would not be jeopardized thereby.

         Section 6. At the discretion of the Board of Directors, all Excess Shares may be redeemed by the corporation. Written notice of redemption shall be provided to the holder of the Excess Shares not less than thirty (30) days prior to the date designated by the Board of Directors for redemption (the "Redemption Date") determined by the Board of Directors and included in the notice of redemption. Subject to the provisions herein specifically set forth, the redemption price to be paid for Excess Shares shall be equal to (A) the closing price of such shares on the principal national securities exchange on which such shares are listed or admitted to trading on the last business day prior to the Redemption Date, or (B) if such shares are not so listed or admitted to trading, the closing price on such last business day as reported on the NASDAQ System, if quoted thereon, or (C) if the redemption price is not determinable in accordance with clause (A) or (B) of this sentence, the net asset value of such shares determined in good faith by the Board of Directors. Notwithstanding the foregoing, in no event shall the redemption price of any shares of capital stock of the corporation be greater than the net asset value of such shares determined in good faith by the Board of Directors. The redemption price for any shares of capital stock of the corporation so redeemed shall be paid on the Redemption Date. From and after the Redemption Date, the holder of any shares of capital stock of the corporation called for redemption shall cease to be entitled to any distributions and other benefits with respect to such shares, except the right to payment of the redemption price fixed as aforesaid.

         Section 7. Nothing contained in this Article 8 or in any other provision hereof shall limit the authority of the Board of Directors to take such other action as it in its sole discretion deems necessary or advisable to protect the corporation and the interests of its shareholders by maintaining the corporation's eligibility to be, and preserving the corporation's status as, a qualified real estate investment trust under the Code.

         Section 8. For purposes of this Article 8 only, the term "person" shall include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

         Section 9. If any provision of this Article 8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected except only to the extent necessary to comply with the determination of such court.

                                   ARTICLE 9.
                                   AMENDMENTS

         The corporation reserves the right from time to time to make any amendments to these articles of incorporation which may be now or hereafter authorized by law, including any amendments changing the terms or contract rights of any of its outstanding capital stock by classification, reclassification, or otherwise. No amendment which changes the terms or contract rights of any of its outstanding capital stock shall be valid unless such amendments shall have been authorized by not less than two-thirds of the aggregate number of votes entitled to be cast thereon by a vote. Any other amendment to the corporation's articles of incorporation shall be valid if such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon by a vote. All rights and powers conferred by the articles of incorporation of this corporation upon Shareholders, Directors and Officers are granted herein subject to this reservation.

IN WITNESS WHEREOF, the corporation has executed these Amended and Restated Articles of Incorporation as of this 19th day of May, 1995.

                                               /s/ David G. Reinhart

                                               David G. Reinhart, Secretary of
                                               American Church Mortgage Company

                                   EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        AMERICAN CHURCH MORTGAGE COMPANY

                                    GLOSSARY

         For purposes of these Bylaws and for purposes of filing these Bylaws with respective states, the following terms shall mean:

         "Acquisition Expenses" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

         "Acquisition Fee" means the total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans by the corporation. Included in the computation of such fees or commissions shall be any commission, selection fee, nonrecurring management fee, reinvestment fees, loan fee or points or origination fee or any fee of a similar nature, however designated. Excluded shall be fees paid to Persons not affiliated with the Sponsor in connection with the acquisition and funding of the corporation's properties.

         "Advisor" means, initially, Church Loan Advisors, Inc., or its successors, and generally, the Person(s) or entity responsible for directing or performing the day-to-day business affairs of the corporation, including a Person or entity to which an Advisor subcontracts substantially all such functions.

         "Affiliate" means an Affiliate of another Person including any of the following: (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive Officer, Director, trustee or general partner of such other Person; or (v) any legal entity for which such Person acts as an executive Officer, Director, trustee or general partner.

         "Average Invested Assets" for any period shall mean the average of the aggregated book value of the assets of the corporation invested, directly or indirectly, in loans (or interests in loans) secured by real estate, and first mortgage bonds, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each calendar month during such period.

         "Independent Director(s)" means the Directors of the corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation. A Director shall be deemed to be associated with the Sponsor or Advisor if he or she: (i) owns an interest in the Sponsor, Advisor, or any of their Affiliates; or (ii) is employed by the Sponsor, Advisor or any of their Affiliates; or (iii) is an Officer or Director of the Sponsor, Advisor, or any of their Affiliates; or (iv) performs services, other than as a Director, for the corporation; or (v) is a Director for more than three real estate investment trusts organized by the Sponsor or advised the Advisor; or (vi) has any material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Director's: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates, or the corporation.

         "Independent Expert" means a Person with no material current or prior business or personal relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the corporation.

         "Initial Investment" means that portion of the initial capitalization of the corporation contributed by the Sponsor or its Affiliates pursuant to
Section II A of NASAA REIT Policy.

         "Leverage"   means  the  aggregate   amount  of   indebtedness  of  the
corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "NASAA REIT Policy" means the Statement of Policy Regarding Real Estate Investment Trusts, as adopted September 29, 1993, by the North American Securities Administrators Association, Washington. D. C.

         "Net Assets" means the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

         "Net Income" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period, other than additions to reserves for depreciation or bad debts or other similar non-cash reserves determined in accordance with generally accepted accounting principles.

         "Organization and Offering Expenses" means all expenses incurred by and to be paid from the assets of the corporation in connection with and in preparing the corporation's Shares for registration and subsequently offering and distributing them to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

         "Person"   means  any  natural   Persons,   partnership,   corporation,
association, trust, limited liability company or other legal entity.

         "Roll-up" means a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the corporation and the issuance of securities of a Roll- up Entity. Such term does not include:
(i) a transaction involving securities of the corporation that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the corporation if, as consequence of the transaction there will be no significant adverse change in any of the following: (a) Shareholders' voting rights; (b) the term of existence of the corporation; (c) Sponsor or Advisor compensation; (d) the corporation's investment objectives.

         "Roll-up Entity" means a partnership, real estate investment trust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-up transaction.

         "Shares" means Shares of beneficial interest or of common stock of the corporation of the class that has the right to elect the corporation's Directors.

         "Shareholders"  means the registered holders of a corporation's Shares.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, a real estate investment trust or any Person who will control, manage or participate in the management of a real estate investment trust, and any Affiliate of such Person. Not included is any Person whose only relationship with the real estate investment trust is as that of an independent property manager of real estate investment trust assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the corporation by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the corporation, either alone or in conjunction with one or more other Persons, (ii) receiving a material participation in the corporation in connection with the founding or organizing of the business of the corporation, in consideration of services or property, or both services and property, (iii) having a substantial number of relationships and contacts with the corporation, (iv) possessing significant rights to control corporation properties, (v) receiving fees for providing services to the corporation which are paid on a basis that is not customary in the industry; or
(vi) providing goods or services to the corporation on a basis which was not negotiated at arms length with the corporation.

         "Total Operating Expenses" means aggregate expenses of every character paid or incurred by the corporation as determined under Generally Accepted Accounting Principles, including Advisors' fees, but excluding: (i) the expenses of raising the capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and shock exchange listing of the corporation's Shares; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves;
(v) incentive fees; (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

                               ARTICLE 1. OFFICES

         1.1 Registered Office - The registered office of the corporation shall be 10237 Yellow Circle Drive, Minneapolis, Minnesota 55343. The Board of Directors shall have authority to change the registered office of the corporation from time to time, and any such change shall be registered by the Secretary with the Secretary of State of Minnesota.

         1.2 Offices - The corporation may have such other offices, including its principal business office, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                             ARTICLE 2. SHAREHOLDERS

         2.1 Regular Meeting - Shareholders shall have one annual meeting upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report. Such regular meetings of the Shareholders of the corporation shall be held at the principal business office of the corporation, or at such place as is designated by the Board of Directors or the Chief Executive Officer, at which time the Shareholders, voting as provided in the Articles of Incorporation, shall elect appropriate members to the Board of Directors, and shall transact such other business as shall properly come before them. The Board of Directors shall take reasonable steps to insure that the corporation shall have a regular meeting each year.

         2.2 Special Meetings - Special meetings of the Shareholders may be called by the Secretary at any time upon request of the Chief Executive Officer, or a majority of the members of the Board of Directors, or a majority of the Independent Directors and shall be called by any Officer of the Corporation upon written request of Shareholders holding in the aggregate not less than ten percent (10%) of the voting Shares of the Corporation. The written request shall be given to the Chief Executive Officer and shall contain the purpose of the meeting. Notice shall be given in accordance with the provisions of Section 2.6 hereof.

         2.3 Quorum - The holders of a majority of the Shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business. The Shareholders present at a duly called or held meeting, at which a quorum of the Shareholders is present, may continue to transact business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice or other announcement at the meeting, until the requisite number of voting Shares shall be represented; any business may be transacted at such reconvened meeting which might have been transacted at the meeting which was adjourned.

         2.4 Voting - At each meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such Shareholder. Each Shareholder shall have one (1) vote for each Share having voting power standing in his name on the books of the corporation. Upon the demand of any Shareholder, the vote for Director, or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of the number of Shares entitled to vote and represented at any meeting at which there is a quorum present, except in such cases as shall otherwise be required or permitted by statute, the Articles of Incorporation, these Bylaws or by agreement approved by a majority of all Shareholders. A majority of the then outstanding Shares may, without the necessity for concurrence by the Directors, vote to: (i) amend the Bylaws; (ii) terminate the corporation; or (iii) remove the Directors.

         2.5 Voting of Shares by Certain Holders - Shares standing in the name of another corporation may be voted by such Officer, agent or proxy as the articles or Bylaws of such corporation may prescribe, or in the absence of such provision, as that corporation's board of Directors may prescribe. Shares under control of a personal representative, administrator, guardian, conservator, attorney-in-fact, or other similar person may be voted by that Person, either in person or by proxy, without registration of those Shares in the name of that Person. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed. A Shareholder whose Shares are pledged may vote those Shares until the Shares are registered in the name of the pledgee. Shares held by a trust shall be registered in the name of a trustee, as trustee for the trust, and may be voted by that named trustee in person or by proxy. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any Affiliate may vote or consent on matters submitted to the Shareholders regarding the removal of the Advisor, Directors or any Affiliate or any transaction between the corporation and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         2.6 Notice of Meeting - There shall be mailed to each Shareholder shown by the books of the corporation to be a holder of record of voting Shares, at the Shareholder's address as shown by the books of the corporation, a notice setting out the time and place of the regular or any special meeting, which notice shall be mailed at least ten (10) days prior thereto. In the event the meeting is a special meeting called by an Officer following receipt of a written request of the Shareholders in accordance with Article 2.2 hereof, the notice shall be mailed within ten (10) days of the receipt of the request for the meeting, shall state the purpose of the special meeting, shall state that no other business shall be considered at such meeting, and shall name the date of the meeting which shall be held on a date not less than twenty (20) nor more than sixty (60) days after receipt of said request, at a time and place convenient to the Shareholders. Every notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the call. Notice thereof may be waived in writing either before, at, or after such meeting.

         2.7 Proxies - At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         2.8 Record Date - The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any of the aforesaid events, as a record date for the determination of Shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of capital stock or to give such consent, and in such case only such Shareholders on the record date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any Shares on the books of the corporation after any such record date so fixed. If the stock transfer books are not closed and no record date is fixed for such determination of the Shareholders of record, the date on which notice of the meeting is mailed, or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion or exchange of capital stock or to give such consent, whichever is earlier, shall be the record date for such determination of Shareholders. The determination of Shareholders entitled to vote at the meeting as called shall apply to any adjournment of such meeting except when the date of determination or the closing of the stock transfer took is more than ninety (90) days prior to such adjourned meeting, in which event a new meeting must be called.

         2.9 Presiding Officer - The appropriate Officers of the corporation shall preside over all meetings of the Shareholders; provided, however, that in the absence of an appropriate corporate Officer at any meeting of the Shareholders, the meeting shall choose any Person present to act as presiding Officer of the meeting.

         2.10 Conduct of Meetings of Shareholders - Subject to the following, meetings of Shareholders generally shall follow accepted rules of parliamentary procedure:

     1. If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

     2. The chairman may ask or require that anyone not a bona fide Shareholder or proxy leave the meeting.

         2.11 Order of Business - The suggested order of business at the annual meeting of Shareholders, and so far as possible at other meetings of the Shareholders shall be:

                  1. Calling of roll.

                  2. Proof of due notice of meeting, or unanimous waiver.

                  3. Reading and disposal of any unapproved minutes.

                  4. Annual reports of all Officers and committees.

                  5. Election of Directors.

                  6. Unfinished business.

                  7. New business.

                  8. Adjournment.

         2.12 Inspectors of Election - The Board of Directors in advance of any meeting of Shareholders may appoint inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the Officer or Person acting as chairman of any such meeting may, and on the request of any Shareholder or his proxy, shall make such appointment. In case any Person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the Officer or Person acting as chairman. The inspectors of election shall determine the number of Shares outstanding, the voting power of each, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders.

         No inspector whether appointed by the Board of Directors or by the Officer or Person acting as chairman need be a Shareholder.

         2.13 Informal Action by Shareholders - Any action required to be taken at a meeting of Shareholders, or any other action which may be taken at a meeting of Shareholders, may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter set forth.

         2.14  Access  to  Records  -  Any   Shareholder   and  any   designated
representative thereof shall be permitted access to all records of the corporation at all reasonable times, and may inspect and copy any of them. Inspection of the corporation's books and records by an official or agency administering the securities laws of any jurisdiction in which the corporation's Shares are registered, shall be provided upon reasonable notice and during normal business hours. The corporation or its transfer agent shall maintain as part of its books and records and shall make available for inspection by any Shareholder or the Shareholder's designated agent at the home office of the corporation upon the request of the Shareholder an alphabetical list of the names, addresses, and telephone numbers of the Shareholders of the corporation along with the number of Shares held by each of them (the "Shareholder List"). The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Shareholder List shall be mailed to any Shareholder requesting the Shareholder List within ten days of the request. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the corporation. The purposes for which a Shareholder may request a copy of the Shareholder List include, without limitation, matters relating to Shareholders' voting rights and the exercise of Shareholders' rights under federal proxy laws. If the Advisor or Directors of the corporation neglects or refuses to exhibit, produce, or mail a copy of the Shareholder List as requested, the Advisor, and the Directors shall be liable to any Shareholder requesting the list for the costs, including attorneys' fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same as a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the corporation. The corporation may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the corporation. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

         2.15 Liability of Shareholders - The Shares of the corporation, to the extent they are validly issued and fully paid, shall be non-assessable.

                              ARTICLE 3. DIRECTORS

         3.1 General Powers - The property, affairs, and business of the corporation shall be managed under the direction of the Board of Directors. It is the intent of the corporation that it engage primarily in the business of real estate mortgage lending (including participation in mortgage bond financing through the purchase of first mortgage bonds) to churches and other non-profit organizations. Any other investment, other than Permitted Temporary Investments as allowed by the corporation's established investment guidelines from time to time, shall be only with the approval of a majority of the Independent Directors as defined in Section 3.3 hereof. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention, and disposal of the corporation's assets and the investment policies of the corporation are in compliance with restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended from time to time.

         Without concurrence of a majority of the outstanding Shares, the Directors may not: (i) amend the corporation's Articles of Incorporation or Bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of Shareholders including amendments to provisions relating to, Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (ii) sell all or substantially all of the corporation's assets other than in the ordinary course of the corporation business or in connection with liquidation and dissolution; (iii) cause the merger or other reorganization of the corporation; or (iv) dissolve or liquidate the corporation, other than before the initial investment in property.

         3.2 Number - The initial number of Directors shall be six (6) which number may be increased or decreased by the affirmative vote of a majority of the Directors, but shall not be less than three (3) nor more than nine (9). In the event a majority of the Directors increases the number of Directors, the Shareholders, at any regular or special meeting in which notice of such meeting contains a statement of the proposed increase in Directors, shall have the power to elect such additional Directors to hold office until the next annual meeting of the Shareholders, and until their successors are elected and qualified. A Director shall be elected upon having received the affirmative vote of a simple majority of the Shareholders entitled to vote at such meeting. In addition, a majority of Shareholders present in person or by proxy at a Regular Meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors.

         3.3 Qualifications; Independent Directors and Term of Office - At all times, the corporation intends to be qualified as a real estate investment trust under the Internal Revenue Code. Directors need not (but may) be Shareholders of this corporation, nor are Directors required to be residents of the State of Minnesota. A non-Independent Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the corporation. A majority of the Board of Directors shall be "Independent Directors," with at least one Independent Director having had at least three years of relevant real estate experience. The initial Board of Directors set forth in the organizational minutes of this corporation shall serve for a one-year term or until the next annual meeting of Shareholders when a successor shall have been elected and qualified. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office for a one year term or until their successors are elected and qualify. Shareholders desiring to nominate a Person for election as a Director shall deliver written notice of such nomination at least 90 days prior to an annual meeting of Shareholders and within seven (7) days following the date on which notice of a special meeting of Shareholders to elect Directors is first given to each of the corporation Shareholders. Each of the Directors of the corporation shall hold office until the annual meeting next following or closely coinciding with the expiration of his/her term of office and until his/her successor shall have been elected and shall qualify, or until he or she shall resign, or shall have been removed as provided by statute.

         3.4 Quorum - A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation or otherwise, a majority of the remaining Directors shall constitute a quorum for the conduct of business. If less than a quorum is present at any meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         3.5 Regular Meetings - As soon as practical after each regular meeting of Shareholders, the Board of Directors shall meet for the purposes of organization, choosing the Officers of the corporation and for the transaction of other business at the place where the Shareholders meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such meeting need be given. Such first meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings or in a consent and waiver of notice signed by all the Directors. Other regular meetings of the Board of Directors shall be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the whole Board of Directors. Unless notice shall be waived by all Directors entitled to notice, notice shall be given in the same manner as prescribed for notice of special meetings.

         3.6 Special Meetings - Special meetings of the Board of Directors may be held at such time and place as may from time to time be designated in the notice or waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chief Executive Officer, or by any two Directors. Unless notice shall be waived by all Directors entitled to notice, notice of the special meeting shall be given by the Secretary, who shall give at least twenty-four (24) hours notice thereof to each Director by mail, telegraph, telephone, or in person.

         3.7 Electronic Communications - A Board of Directors meeting may be had entirely or partially by any means of communication through which the Directors may simultaneously hear each other, provided notice is given of the meeting pursuant to Section 3.9 and there are a sufficient number of participants to constitute a quorum. In addition, a Board of Directors meeting may be had entirely or partially by any means of electronic communication even if the Directors may not simultaneously hear each other provided such meeting or substance thereof is followed by a written statement by the appropriate Director or Officer and assented to by a quorum of the Board in writing within ten (10) days of such meeting. Participation in a meeting by these means shall constitute presence in person by such Person at a meeting.

         3.8 Absent Director - A Director may give advance written consent or opposition, to a proposal to be acted on at a Directors' meeting. Such written consent or opposition does not constitute presence for purposes of determining the lie existence of a quorum. Written consent or opposition shall be counted as a vote on the proposal if the proposal acted on is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

         3.9 Notice - Unless notice is waived by all Directors entitled to notice, a regular meeting of the Board of Directors may be called by giving ten
(10) days notice to all Directors. A special meeting of the Board of Directors may be called by giving at least twenty-four (24) hours notice to all Directors. Notice may be given by mail, telegraph, telephone, or in person. If given by mail such notice shall be deemed given when deposited in the United States Mails. Notice by mail may not be used if the meeting is called less than four
(4) days from the date of notice. The notice must specify the date, time and place of the meeting, and if a special meeting, the purpose of the meeting.

         3.10 Manner of Acting - The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, any action pertaining to a transaction involving the corporation in which any Advisor, any Director or Officer of the corporation or any Affiliate of any of the foregoing Persons has an interest shall specifically be approved as being fair and reasonable to the corporation and on terms not less favorable to the corporation than those available from unaffiliated third parties. The approval may be made with respect to any isolated transactions or generally be approved with respect to any series or similar transactions, by a majority of the members of the Board of Directors who are not Affiliates of such interested party, even if such Directors constitute less than a quorum, or unless an act requires the approval of a majority of the Independent Directors as defined in Bylaw 3.3, or as required in other provisions of these Bylaws.

         3.11 Transaction Involving Advisor, Sponsor, Director or Affiliates - In approving any transaction or series of transactions between the corporation and the Advisor, Sponsor, Director or any Affiliate thereof, a majority of the Directors not otherwise interested in such transaction, including a majority of the Independent Directors must determine that:

         (a) the transaction as contemplated is fair and reasonable to the corporation and its Shareholders and its terms and conditions are not less favorable to the corporation than those available from unaffiliated third parties;

         (b) if the transaction involves compensation to any Advisor or its Affiliates for services rendered in a capacity other than contemplated by the advisory arrangements, such compensation, is not greater than the customary charges for comparable services generally available from other competent unaffiliated Persons and is not in excess of compensation paid to any Advisor and its Affiliates for any comparable services;

         (c) if the transaction involves the making of loans (other than in the ordinary course of the corporation's business) or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to the corporation than loans between unaffiliated lenders and borrowers under the same circumstances; and

         (d) if the transaction involves the investment in a joint venture, the transaction is fair and reasonable and no less favorable to the corporation than to other joint venturers.

         (e) Notwithstanding anything to the contrary above, if the proposed transaction involves a loan by the corporation to any Advisor, Director or any Affiliate thereof, or to a wholly-owned subsidiary of the corporation, and the proposed loan will not be insured or guaranteed, in whole or in part, by a government or government agency, a written appraisal must be obtained from an Independent Expert concerning the underlying property and such appraisal shall be maintained in the corporation's records for at least five years and be available for inspection and duplication by any Shareholder. In addition to the appraisal, such loan shall be subject to all requirements of the corporation's Financing Policy.

         The corporation shall not borrow money from any Advisor, Director or any Affiliate thereof, unless a majority of the corporation's Directors (including a majority of the independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the corporation than loans between unaffiliated parties under the same circumstances. Notwithstanding anything to the contrary, the corporation shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Directors, Sponsors or any Affiliate of the corporation.

         3.12 Compensation and Expenses - Directors and any members of any committee of the corporation contemplated by these Bylaws or otherwise provided for by resolution of the Board of Directors , shall receive such compensation therefor as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director that is not an Independent Director from serving the corporation in any other capacity and receiving proper compensation therefor. Each Independent Director shall receive initial compensation of $500 per meeting, limited to Two-Thousand-Five-Hundred and 00/100 Dollars ($2,500.00) per year. In addition, the corporation shall reimburse the Directors for travel expenses incurred in connection with the duties as Directors of the corporation.

         3.13 Salaries - Salaries and other compensation of all Officers of the corporation shall be fixed by the Board of Directors, which action may be taken informally without the benefit of written resolutions. Nothing herein contained shall be construed to preclude any Officer from serving the corporation as a Director, consultant or in any other capacity and receiving proper compensation therefor.

         3.14 Executive Committee - A majority vote of the Board of Directors present at a meeting may pass a resolution establishing committees having the authority of the Board to the extent provided in the resolution. A committee shall consist of one or more Persons all of whom are members of the Board and a majority of whom are Independent Directors. A majority of the committee present at a meeting shall constitute a quorum for the purpose of transacting business. In all other respects committees shall conduct meetings in the same manner prescribed for the Board of Directors. Committees shall be subject at all times to the control and direction of the Board.

         3.15 Resignation; Vacancies - A Director may resign at any time by giving written notice of same to the Board of Directors, or to the Chief Executive Officer. Such resignation shall be effective upon receipt unless a later date is specified in the notice. The acceptance of a resignation shall not be necessary to make it effective. If at any time and for any reason, including the creation of a new Directorship, a vacancy occurs in the Board of Directors, the remaining Directors of the Board, though less than a quorum, may elect a successor to fill such vacancy, or the Board may leave the vacancy unfilled until the next regular meeting of the Shareholders, or until an intervening special meeting of the Shareholders is called and held for the purpose of electing a successor. The nomination for filing a vacancy of an Independent Director position must be made by the remaining Independent Directors at such time; provided that the corporation seeks to qualify as a real estate investment trust where, in accordance with Section 3.3, a majority of the Board of Directors are required to be Independent Directors. A Director elected to fill any vacancy shall hold office for the unexpired term of his predecessor, or until a successor is duly elected and qualified.

         3.16 Order of Business - The meetings shall be conducted in accordance with Roberts Rules of Order, Revised, and the suggested order of business at any meeting of the Directors shall be:

         1. Roll call.

         2. Proof of due notice of meeting, or unanimous consent, or unanimous presence and declaration by president

         3. Reading and disposal of any unapproved minutes.

         4. Reports of Officers and committees.

         5. Election of Officers.

         6. Unfinished business.

         7.       New Business.

         8.       Adjournment.

         3.17 Informal Action by Directors - Any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors, may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter set forth.

         3.18 Fiduciary Duty of the Directors - The Directors shall be charged with a fiduciary duty to the corporation and the Shareholders to supervise the relationship of the corporation with the Advisor.

         3.19 Investment Policies and Restrictions - It shall be the duty of Directors to ensure that the sale, retention and disposal of the corporation's assets, and the investment policies of the corporation and the limitations thereon or amendment thereof are at all times (i) consistent with such policies, limitations and restrictions as are contained in this Section 3.19, or recited in the Registration Statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with this corporation's initial offering of common stock (the "Initial Offering"), and
(ii) in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended. In this regard, the corporation shall not:

         (a) Invest more than ten percent (10%) of its total assets in unimproved real property, or in mortgage loans secured by mortgages on unimproved real property;

         (b) Invest in commodities or commodity futures contracts; provided that such limitation shall not apply to interest rate futures, when used solely for hedging purposes;

         (c) Invest in or make mortgage loans (including construction loans) on any one property if the aggregate amount of all mortgage loans outstanding on the property including the loans of the corporation, would exceed 75% of the appraised value of the property as determined by appraisal, unless substantial justification, such as the net worth of the borrower and the credit rating of the borrower based on historical, financial performance, exists because of the presence of other underwriting criteria with the exception of the initial property where the construction loan will be for one hundred percent (100%) of cost (Appraisals obtained in connection with a mortgage loan shall be retained for at least three years from the date of the loan);

         (d) Make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Affiliates of the Advisor or any Director or Affiliates of the corporation;

         (e)      Invest in equity securities;

         (f) Engage in any short sales of securities or in trading as distinguished from investment activities;

         (g)      Issue redeemable equity securities;

         (h) Engage in underwriting or the agency distribution of securities issued by others;

         (i) Issue options or warrants or similar evidence of a right to buy its security to purchase its Shares to the Advisor, Affiliates of the Advisor or any Director, or Affiliates of the corporation, except on the same terms as such options or warrants (or underlying Shares), if any, are sold to the general public. The corporation may issue options or warrants to Persons not so connected with the corporation but only as a part of a financing arrangement, but not at exercise prices less than the fair market value of such Shares on the date of grant and for consideration that in the judgment of a majority of the Independent Directors, has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Sponsor, Advisor, their Affiliates or any Director or Affiliates of the corporation shall not exceed an amount equal to ten percent (10%) or the outstanding Shares of the corporation on the date of grant of any options or warrants;

         (j) issue debt securities unless the historical debt service coverage the most recently completed fiscal year as adjusted for known changes, is sufficient to properly service the higher level of debt;

         (k) Invest in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;

         (l) An Advisor, Director or any Affiliate thereof shall not acquire or lease assets from the corporation unless approved by a majority of Directors (including a majority of Independent Directors), no otherwise interested in such transaction, as being fair and reasonable to the corporation;

         (m) The corporation shall not purchase property from any Advisor or Director, or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the corporation and at a price to the corporation no greater than the cost of the asset to such Advisor, Director or any Affiliate thereof, or if the price to the corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the corporation exceed its current appraised value;

         (n) Issue its Shares on a deferred payment basis or other similar arrangement.

         (o) Invest in or make mortgage loans unless mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of title is obtained.

         (p) invest in first mortgage church bonds sold through American Investors Group, Inc., or any other Affiliate, except on terms and conditions (including commission rates and expenses) approved by a majority of the corporation's Independent Directors.

         The foregoing provisions shall not be changed without the approval of a majority of the Independent Directors.

         The corporation does not intend to invest in the securities of other issuers for the purposes of exercising control, to engage in the trading of or to underwrite securities for other issuers to engage in the purchase and sale (or turnover) of investments other than as described in the Registration Statement, to offer securities in exchange for property unless deemed prudent by a majority of the Directors, to repurchase or otherwise reacquire Shares of the corporation except as may be necessary to maintain qualification as a real estate investment trust, to issue senior securities or to make loans to other Persons.

         The Independent Directors shall review the investment policies of the corporation at least annually to determine that the policies then being followed by the corporation are in the best interests of its Shareholders. Each such determination and the basis therefore shall be set forth in the minutes of the Board of Directors.

         The corporation shall not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed fifty percent (50%) of the corporation's Average Invested Assets, on a consolidated basis, unless approved by a majority of the Directors, including a majority of the Independent Directors and disclosed to the Shareholders in the next quarterly report of the corporation, along with justification for such excess.

         3.20 Church Lending Guidelines - The corporation has adopted lending and investment guidelines and policies specific to its business, which guidelines and policies are in addition to those set forth in Section 3.19 above. These guidelines and policies are identified and described in the Prospectus made part of the Registration Statement, and may not be modified or changed materially unless such modification or change is approved by a majority vote of the Board of Directors and confirmed by a majority vote of the Shareholders. Once modified or changed, a complete written summary of such guidelines and policies shall be made part of the minutes of the next meeting of the Board of Directors and furnished to all Shareholders along with the next annual report or other scheduled communication mailed to them.

         3.21 Advisory Arrangements - The Board of Directors shall cause the corporation to engage an Advisor on a year-to-year basis to furnish advice and recommendations concerning the affairs of the corporation, provide administrative services to the corporation and manage the corporation's day-to-day affairs pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Independent Directors.

         The Board of Directors shall evaluate the performance of the Advisor and its key personnel before entering into or renewing any advisory arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Upon any termination of the initial advisory arrangements reflected in the Registration Statement, the Board of Directors shall determine that any successor Advisor possesses sufficient qualifications (a) to perform the advisory function for the corporation; and (b) to justify the compensation provided for in its contract with the corporation. Each contract for the services of an Advisor entered into by the Board of Directors shall have a term of no more than one year, but may be renewed annually at or prior to the expiration of the contract. Each contract shall be terminable by a majority of the Independent Directors on sixty
(60) days prior written notice with or without cause.

         The Independent Directors shall determine at least annually that the compensation which the corporation contracts to pay the Advisor is reasonable in relation to the nature and quality of the services performed and also shall supervise performance of the Advisor and the compensation paid to its by the corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors and all other factors the Independent Directors may deem relevant and the findings of the Independent Directors on each of such factors shall be recorded in the minutes of the Board of Directors:

         (a) the size of the advisory fee and expense reimbursement in relation to the size,composition and profitability of the investment portfolio of the corporation;

         (b) the success of the Advisor in generating opportunities that meet the investment objectives of the corporation;

         (c) the rates charged to other companies similar to the corporation and to other investors by Advisors performing comparable services;

         (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the corporation, whether paid by the corporation or by others with whom the corporation does business;

         (e) the quality and extent of service and advice furnished to the corporation, including the frequency of problem investments and competence in dealing with distress situations;

         (f) the performance of the investment portfolio of the corporation, including income,conservation or appreciation of capital;

         (g) the quality of the investment portfolio of the corporation in relationship to the investments generated by the Advisor for its own account.

         (h) the experience and expertise of the Advisor in the specialized business segment in which the corporation is engaged.

         3.22 Total Expenses, Acquisition Fees and Expenses - The Independent Directors shall determine from time to time and at least annually that the compensation which the corporation contracts to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this Statement of Policy. The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to it by the corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based on the factors set forth below and all other factors such Independent Trustees may deem relevant and the findings of such Trustees on each of such factors shall be recorded in the minutes of the Directors. (i) the size of the advisory fee in relation to the size, composition and profitability of the portfolio of the REIT; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the corporation; (iii) the rates charged to other corporations and to investors other than corporations by Advisors performing similar services;
(iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the corporation including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the corporation or by others with whom the corporation does business;
(v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; (vii) the quality of the portfolio of the corporation in relationship to the investments generated by the Advisor for its own account. The Independent Directors shall have a fiduciary responsibility to limit the "Total Operating Expenses" to amounts that do not exceed for the 12 months ending with the end of each fiscal quarter of the corporation) the greater of (a) two percent (2%) of the corporation's "Average Invested Assets" or (b) 25% of the corporation's Net Income (the "Limitations"), unless the Independent Directors shall have made a finding that, based on such unusual or non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Such determination and the reasons therefor shall be reflected in the minutes of the meeting of the Directors and shall also be disclosed in writing to Shareholders, together with an explanation of all factors considered in the determination, within 60 days after the end of any fiscal quarter for which Total Operating Expenses (for the 12 months then ended ) exceeded the Limitation. In the event the Independent Directors do not determine that such excess expenses are justified, the Advisor shall reimburse the corporation at the end of the twelve
(12) month period, the amount by which Total Operating Expenses exceeded the Limitation.

         The total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the funds advanced. Notwithstanding the above, a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the corporation. Organization and Offering Expenses paid in connection with the Company's formation or the distribution of its Shares must be reasonable and may in no event exceed an amount equal to 15% of the proceeds raised in an offering.

         3.23 Removal of Directors - A Director may be removed by the vote or written consent of the holders of a majority of the outstanding Shares. A special meeting of the Shareholders may be called for the purpose of removing a Director pursuant to the provision of Section 2 of these Bylaws.

                               ARTICLE 4. OFFICERS

         4.1 Number - The Officers of the corporation may include a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other Officers as may from time to time be chosen by the Board of Directors. Any number of offices may be held by one Person.

     4.2 Election, Term of Office and Qualifications - At any regular meeting of the Board of Directors, the board may elect a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other Officers and assistant Officers as may be deemed advisable. Such Officers shall hold office until their successors are elected and qualify; provided, however, that any Officer may be removed with or without cause by the affirmative vote of a majority of the whole Board of Directors.

         4.3 The Chief Executive Officer - The Chief Executive Officer, who may also be referred to as the President, shall: (a) have general active management of the business of the corporation; (b) when present, preside at all meetings of the Board and of the Shareholders: (c) see that all orders and resolutions of the Board are carried into effect; (d) sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another Person or as expressly delegated by the articles or Bylaws or by the Board to some other Officer or agent of the corporation; (e) maintain records of and, whenever necessary, certify all proceedings of the Board and the Shareholders; and (f) perform other duties prescribed by the Board. The Chief Executive Officer may also be referred to as the President.

         4.4 Assistant Executive Officers - Each assistant executive Officer shall have such powers and shall, perform such duties as may be prescribed by the Board of Directors. In the event of absence or disability of the Chief Executive Officer. An assistant executive Officer shall succeed to his powers and duties in the order in which they are elected or as otherwise prescribed by the Board of Directors. The Assistant Executive Officers may also be referred to as Vice Presidents.

         4.5 Secretary - The Secretary shall be secretary of and shall attend all meetings of the Shareholders and Board of Directors. The Secretary shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. The Secretary shall give proper notice of meetings of Shareholders and Directors. The Secretary shall keep the seal of the corporation, if any, and shall affix the same to any instrument requiring it and shall attest the seal by his signature. The Secretary shall, with the Chief Executive Officer or Chief Financial Officer, acknowledge all certificates for Shares of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

         4.6 Chief Financial Officer - The Chief Financial Officer, who may also be referred to as the Treasurer, shall: (a) keep accurate financial records for the corporation; (b) deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the
Board: (c) endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board; (e) render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the corporation; and (f) perform other duties prescribed by the Board or by the Chief Executive Officer. The Chief Financial Officer may also be referred to as the Treasurer.

         4.7 Assistant Officers - In the event of absence or disability of any assistant executive Officer, Secretary, or Chief Financial Officer, such assistants to such Officers shall succeed to the powers and duties of the absent Officer in the order in which they are elected or as otherwise prescribed by the Board of Directors until such principal Officer shall resume his duties or the Board of Directors elects his replacement. Such assistant Officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors, but they shall be subordinate to the principal Officer they are designated to assist.

         4.8 Officers Shall Not Lend Corporate Credit - Except for the proper use of the corporation, no Officer of this corporation shall sign or endorse in the name or on behalf of this corporation, or in his official capacity, any obligations for the accommodation of any other party or parties, nor shall any check, note, bond, stock certificate or other security or thing of value belonging to this company be signed by any Officer or Director as collateral for any obligation other than valid obligations of this corporation.

         4.9 Other Officers and Agents - The Board of Directors may appoint such other Officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         4.10 Compensation - The salaries of all Officers and agents of the corporation shall be fixed by the Board of Directors.

         4.11 Removal; Resignation - The Officers of the corporation shall serve at the pleasure of the Board of Directors, and until their successors are chosen and qualified. Any Officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the Person so removed. Any Officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified herein, and if a time is not specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                           ARTICLE 5. INDEMNIFICATION

         5.1  Authority  of the  Board of  Directors  - The  corporation  acting through its Board of Directors, including a majority of its Independent Directors, or as otherwise provided by this bylaw, shall and hereby does exercise as fully as may be permitted from time to time by the statutes and decisional law of the State of Minnesota or by any other applicable rules or principles and law its power to indemnify any Director, Officer, Employee or Agent of the corporation and any Person who is or was serving at the request of the corporation as a Director, Officer, Employee, or Agent of another corporation, partnership, joint venture, trust or other enterprise, and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a Director, Officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Notwithstanding anything to the contrary above, the corporation shall not provide for indemnification of the Directors, Advisors or Affiliates for any liability or loss suffered by the Directors, Advisors or Affiliates, nor shall it provide that the Directors, Advisors or Affiliates be held harmless for any loss or liability suffered by the corporation, unless all of the following conditions are met: (i) the Directors, Advisors or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the corporation; (ii) the Directors, Advisors or Affiliates were acting on behalf of or performing services for the corporation;
(iii) such liability or loss was not the result of: (a) negligence or misconduct by the Directors, excluding the Independent Directors, Advisors or Affiliates; or (b) gross negligence or willful misconduct by the Independent Directors; (iv) such indemnification or agreement to hold harmless is recoverable only out of corporation's net assets and not from Shareholders.

         5.2 Standard for Indemnification - Any Person described in Section 5.1 shall be indemnified by the corporation to the full extent permitted under the laws of the State of Minnesota and other applicable law; provided, however, that, notwithstanding anything to the contrary above, the Directors, Advisors or Affiliates and any Persons acting as a broker-dealer shall not be indemnified by the corporation for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the corporation were offered or sold as to indemnification for violations of securities laws.

         5.3 Determination - Any indemnification under Section 5.1, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.2. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such action, suit, or proceeding.

         5.4 Advance Payment - The advancement of corporation funds to the Directors (including Independent Directors) Officers, Employees, Agents or Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the corporation; (ii) the legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Directors, Officers, Employees, Agents, Advisors or Affiliates undertake to repay the advanced funds to the corporation, together with the applicable legal rate of interest thereon, in cases in which such Directors (including Independent Directors), Advisors or Affiliates are found not to be entitled to indemnification.

         5.5 Continuance of Indemnification - The indemnification provided by this bylaw shall continue as to a Person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a Person.

         5.6 Insurance - The corporation may purchase and maintain insurance on behalf of any Person who is or was a Director, Officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, provided, that no indemnification shall be made under any policy of insurance for any act which could not be indemnified by the corporation under this bylaw.

         5.7 Roll-Up Transactions - In connection with a proposed Roll-Up, the Board of Directors shall obtain an appraisal of all assets of the corporation from a competent, Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provision under state laws for any material misrepresentations or material omissions in the appraisal. The corporation's assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the corporation's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the corporation's assets over a 12 month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the corporation and its Shareholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the appraiser in connection with a proposed Roll-Up.

         In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Shareholders who vote "no" on the proposal the choice of:
(i) accepting the securities of the Roll- Up Entity offered in the proposed Roll-Up; or (ii) one of the following: (a) remaining as Shareholders of the corporation and preserving their interest therein on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to the Shareholders' pro-rata share of the appraised value of the net assets of the corporation.

         The corporation shall not participate in any proposed Roll-Up which would result in Shareholders having voting in the Roll-Up entity that are less than those presently provided to the corporation's Shareholders.

         The corporation shall not participate in any proposed Roll-Up which (i) would result in the Shareholders having rights to meeting less frequently or which are more restrictive to Shareholders than those provided herein; (ii) would result in the Shareholders having voting rights that are less than those provided herein; (iii) would result in the Shareholders having greater liability than as provided herein; (iv) would result in the Shareholders having rights to receive reports that are less than those provided herein; (v) would result in the Shareholders having access to records that are more limited than those provided herein; (vi) includes provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up entity); (vii) would limit the ability of a Shareholder to exercise the voting rights of its securities of the Roll-Up entity on the basis of the number of Shares held by that Shareholder; (viii) would result in investor's rights of access to the records of the Roll-Up entity being less than those provided herein; (ix) would result in any of the costs of the transaction being borne by the Company if the Roll-Up is not approved by the Shareholders.

                      ARTICLE 6. SHARES AND THEIR TRANSFER

         6.1 Certificates of Stock - Shares of stock may be either certified or uncertified, however, every owner of stock of the corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribes, certifying the number of Shares of stock of the corporation owned by him. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the Chief Executive Officer, and by the Secretary or any other proper Officer of the corporation authorized by the Board of Directors. A record shall be kept of the name of the Person, firm or corporation owning the stock represented by each such certificate, the number of Shares represented by each such certificate, and the respective issue date thereof, and in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no other certificate or certificates shall be issued in exchange for any existing certificates until such existing certificate shall have been so cancelled except in cases provided for in Section 6.5 of this Article 6.

         6.2 Facsimile Signature - Where any certificate is manually signed by a transfer agent, a transfer clerk or by a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the President and Secretary or other proper Officer of the corporation authorized by the Board of Directors may be inscribed on the certificate in lieu of the actual signature of such Officer. The fact that a certificate bears the facsimile signature of an Officer who has ceased to hold office shall not affect the validity of such certificate if otherwise validly issued.

         6.3 Establishment and Issuance of Shares - Subject to the provisions of the Articles of Incorporation and as provided by law, the Board of Directors is authorized to designate and cause to be issued, classes and series of Shares of the corporation, with designated voting rights, preferences, and other characteristics, at such times and for such consideration as the Board of Directors may determine.

         6.4 Transfer of Shares - Transfer of Shares on the books of the corporation may be authorized only by the Shareholder named in the certificate, or by the Shareholder's legal representative, or duly authorized attorney-in-fact, and upon surrender for cancellation of the certificate or certificates for such Shares. The Shareholder in whose name Shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of Shares shall be made as collateral security, and not absolutely, such facts, if known to the Secretary of the corporation, or to the transfer agent, shall be so expressed in the entry of transfer. Transfer of Shares shall be subject further to the restrictions contained in the Articles of Incorporation of the corporation.

         6.5 Lost Certificates - Any Shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Directors so require, give the corporation a bond of indemnity in form, and with one or more sureties, satisfactory to the Board, in an amount determined by the Board of Directors not exceeding double the value of the stock represented by such certificate to indemnify the corporation, against any claim that may be made of such certificate; whereupon a new certificate may be issued in the same tenor and for the same number of Shares as the one alleged to have been stolen or lost.

         6.6 Treasury Stock - Treasury stock shall be held by the corporation subject to disposal by the Board of Directors, in accordance with the Articles of Incorporation and these Bylaws, and shall not have voting rights nor participate in dividends.

         6.7 Transfer Agent and Registrar - The Board of Directors may appoint one or more transfer agents or transfer clerks, and may require all certificates for Shares to bear the signature or signatures of any of them.

         6.8 Transfer of Stock; Excess Shares - No transfer of Shares of stock of the corporation shall be made if (i) void ab initio pursuant to Article 9 of the corporation's Articles of Incorporation, or (ii) the Board of Directors, pursuant to such Article 9, shall have refused to transfer such Shares. The Board of Directors of the corporation may:

         (a) redeem the outstanding Shares of stock of the corporation or restrict the transfer of such Shares to the extent necessary to prevent the concentration of ownership of more than 50% of the outstanding Shares of the corporation in the hands of five or fewer individuals or entities and to ensure that the corporation always has at least 100 Shareholders;

         (b) refuse to effect a transfer of Shares of stock of the corporation to any Person who as a result would beneficially own Shares in excess of 9.8% of the outstanding Shares of the corporation ("Excess Shares"); and

         (c) redeem Excess Shares held by any Shareholder of the corporation.

         Permitted transfers of Shares of stock of the corporation shall be made on the stock records of the corporation only upon the instruction of the registered holder thereof, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued for such Shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer as to any transfers not prohibited by the corporation's Articles of Incorporation, these Bylaws, or by action of the Board of Directors thereunder, it shall be the duty of the corporation to issue a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction upon its books.

         6.9 Registered Shareholders - The corporation shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of Shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         6.10 Stock Ledger - The corporation shall maintain at its office in the Minneapolis Metropolitan area and State of Minnesota an original stock ledger containing the names and addresses of all Shareholders and the number of Shares of each class held by each Shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                    ARTICLE 7. DIVIDENDS, DISTRIBUTIONS, ETC.

         7.1 Dividends - Subject to the Articles of Incorporation, these Bylaws, and the applicable laws, the Board of Directors may declare a distribution in the form of a dividend whenever, and in such amounts as, in its opinion, the condition and the affairs of the corporation shall render it advisable provided that the corporation shall comply with all requirements necessary for it to maintain its status as a qualified real estate investment trust pursuant to the Internal Revenue Code as amended from time to time. In addition, subject to the corporation's Articles of Incorporation and any requirements of applicable law, quarterly dividends of substantially all of the corporation's available cash flow from operation of its properties, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, or in its own Shares (provided such Shares are readily marketable securities), subject to the provisions of law and the corporation's Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, determine proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         7.2 Other Distributions, Reserves, Repurchase of Shares - Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors in its discretion may purchase or acquire any of the Shares of the capital stock of this corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the corporation or for any other purpose it may think conducive to the best interests of the corporation subject to the requirements necessary for the corporation to maintain its status as a qualified real estate investment trust pursuant to the Internal Revenue Code as amended from time to time; provided, however, that repurchases of Shares must not impair the capital or operations of the corporation and the Sponsor, Advisor, Directors and Affiliates may not receive a fee on the repurchase of the Shares by the corporation.

         7.3 Dividend Reinvestment Plan - The Board of Directors, including a majority of the Independent Directors, may adopt a dividend reinvestment plan designated to enable Shareholders to have cash distributions automatically invested in additional Shares of common stock of the Company. Any such plan shall require the distribution to each Shareholder, at least annually, information regarding the effect, including the tax consequences thereof, of reinvesting such distributions. The plan shall also provide a reasonable opportunity of withdrawal at least annually following receipt of the information required therewith.

                    ARTICLE 8. FINANCIAL, PROPERTY MANAGEMENT
                                AND ANNUAL REPORT

         8.1 Fiscal Year - Since the corporation intends to qualify as a real estate investment trust within the meaning of the Internal Revenue Code, the fiscal year end of the corporation shall be December 31.

         8.2 Audit of Books and Accounts - The books and accounts of the corporation shall be audited at such times as may be ordered by the Board of Directors.

         8.3 Contracts - The Chief Executive Officer shall have full power and authority to do any and all things necessary on behalf of the corporation. In addition, the Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         8.4 Checks - All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the treasurer or such other Officer or Officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         8.5 Deposits - All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select, including investments in stocks, bonds, money market accounts, government securities or other accounts or investments as the Board of Directors deems appropriate in light of the corporation's investment objectives and its intent to qualify as a real estate investment trust.

         8.6 Voting Securities Held by Corporation - The Chief Executive Officer or other agent designated by the Board of Directors, shall have full power and authority on behalf of the corporation to attend, act and vote at any meeting of security holders of other corporations in which this corporation may hold securities. At such meeting the Chief Executive Officer, or such other agent, shall possess and exercise any and all rights and powers incident to the ownership of such securities which the corporation might possess and exercise.

         8.7 Accrual Method of Accounting - The financial books and records of the corporation shall be based upon the accrual method of accounting.

         8.8 Annual Report - The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct report of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be certified by independent certified public accountants and distributed to Shareholders within one hundred twenty (120) days after the close of the corporation's fiscal year and a reasonable period of time (not less than 30 days) prior to the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the corporation in the State of Minnesota. The annual report shall also include full disclosure of all material terms, factors and circumstances surrounding any transactions between the corporation and the Advisor, any Director, or any Affiliates of the Advisor or such Director. The Independent Directors shall comment on the fairness of such transactions in the annual report. The corporation shall also publish in the annual report (i) the ratio of the cost of raising capital during the year to the capital raised, (ii) the aggregate amount of advisory fees and other fees paid to the Advisor and all Affiliates of the Advisor by the corporation, including fees or charges paid to such Advisor and all Affiliates of the Advisor by third parties doing business with the corporation; and (iii) the total operating expenses of the corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income. The annual report shall also include a report from the Independent Directors stating that the policies being followed by the corporation are in the best interests of its Shareholders and the reasons for such a determination.

         8.9 Quarterly Report - The President or a Vice President or the Treasurer shall also prepare or cause to be prepared quarterly for each of the first three quarters of each fiscal year, a full and correct report of the affairs of the corporation, including a balance sheet and financial statement of operations for the preceding fiscal quarter, which shall not be certified by independent public accountants and shall be distributed to Shareholders within forty-five (45) days after the close of the corporation's preceding fiscal quarter.

                           ARTICLE 9. WAIVER OF NOTICE

         9.1 Requirement of Waiver in Writing - Whenever any notice whatever is required to be given by these Bylaws or the Articles of Incorporation of the corporation or any of the corporate laws of the State of Minnesota, a waiver thereof in writing, signed by the Person or Persons is entitled to said notice, either before, at, or after the time stated therein, shall be deemed equivalent thereto.

                         ARTICLE 10. AMENDMENT OF BYLAWS

         10.1 Action by Shareholders - The Shareholders of the corporation are expressly authorized to make Bylaws of the corporation and from time to time to alter or repeal Bylaws so made. In so acting, the Shareholders may do so only upon vote of a majority of the holders of outstanding capital stock at any annual meeting or at any special meeting called for that purpose.

                             ARTICLE 11. NAME CHANGE

         11.1 Requirement to Change Name. Upon termination of the Advisory Agreement between the corporation and Church Loan Advisors, Inc., a Minnesota corporation ("Advisor"), by either party, the Board of Directors of this corporation shall, upon the request of the Advisor, cause the name of this corporation to be changed to or to remain a name (i) that does not contain the word "American" or "America" or the name of the Advisor or any approximation or abbreviation thereof; and (ii) that is sufficiently dissimilar to the word "American" or "America" or the name of the Advisor as to be unlikely to cause confusion or identification with either the Advisor or any Person or entity using the word "American" or "America" in its name; provided, however, that the word "church" may be used by the corporation at its discretion and without restriction.

                             ARTICLE 12. DISSOLUTION

         12.1 Action by Shareholders. Dissolution of the corporation shall be commenced upon the approval of a majority of the holders of outstanding capital stock at a meeting of Shareholders held for the purpose of considering dissolution following notice of the meeting pursuant to the provisions of
Section 2 of these Bylaws.

                           ARTICLE 13. MINIMUM CAPITAL

         13.1 Minimum Capital. There shall be an Initial Investment to capital of the corporation of $200,000.00 by the initial Shareholders. Shares issued following this contribution to capital shall not be subject to sale for a period of one (1) year following completion of the initial public offering of stock in the corporation (or such longer period as may be required by NASAA REIT POLICY or by written agreement with any state or federal regulatory authority) and may be sold only in the market on which the corporation's Shares are normally traded. Notwithstanding anything to the contrary above, the Initial Investment may be transferred at anytime to an Affiliate of the Sponsor.

                            ARTICLE 14. CHOICE OF LAW

         14.1 This Agreement and the Certificates shall be construed in accordance with the laws of the State of Minnesota and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Article 14.

         The undersigned, hereby certifies that the foregoing Amended and Restated Bylaws were adopted as the complete Bylaws of the corporation this 19th, day of May, 1995.

ATTEST:




 /s/ V. James Davis                                /s/ David G. Reinhart
V. James Davis, President                          David G. Reinhart, Secretary

                                   EXHIBIT 4.1
                        SPECIMEN COMMON STOCK CERTIFICATE


              INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

NUMBER                          AMERICAN CHURCH                    SHARES
                                MORTGAGE COMPANY

                   30,000,000 AUTHORIZED SHARES $.01 PAR VALUE

                                                               CUSIP 02513P 10 0
                                                                     SEE REVERSE
                                                         FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT



is the owner of

                     FULLY PAID AND NON-ASSESSABLE SHARES OF
                       THE COMMON STOCK $.01 PAR VALUE, OF

                        AMERICAN CHURCH MORTGAGE COMPANY

transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation, as and if amended, to all of which the holder by acceptance hereby assents.

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Company to be duly affixed hereto.

         This Certificate is not valid unless duly countersigned by the Transfer Agent and Registrar.

         Dated:



David G. Reinhart, Secretary                       V. James Davis, President


                                      SEAL

M:400201.1:MAP:04/27/1999